UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2010

US Oncology Holdings, Inc.

US Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware Delaware	333-126922 0-26190	90 -0222104 84-1213501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10101 Woodloch Forest

The Woodlands, Texas 77380

(Address of principal executive offices including zip code)

(281) 863-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 20, 2010, the Antitrust Division of the Department of Justice and the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applicable to the proposed acquisition (the “Acquisition”) of US Oncology Holdings, Inc. (the “Company”) by McKesson Corporation (“McKesson”).

On December 21, 2010, the Supreme Court of the State of New York entered an Interim Order in the case Cancer Clinics of Excellence, LLC, et al. v. McKesson Corporation, et al., Index No. 652124/10 (N.Y. County), which among other things, enjoined and restrained McKesson from consummating the Acquisition pending an evidentiary hearing on January 10, 2011. The plaintiffs in this case allege that the Acquisition is in breach of an agreement between the plaintiffs and McKesson, and have sought an injunction prohibiting the Acquisition, as well as unspecified damages. McKesson has informed the Company that it intends to immediately appeal this order to allow for the Acquisition to close as soon as possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2010	By:	/s/ David W. Young
Name David W. Young
Title Interim Chief Financial Officer